Mark Griffin, Investors 629.213.5672 mark.griffin@alliancebernstein.com	Jennifer Casey, Media 212.969.1157 jennifer.casey@alliancebernstein.com

AB Announces September 30, 2020 Assets Under Management
New York, NY, October 12, 2020 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management decreased to $631 billion during September 2020 from $643 billion at the end of August. The 1.9% decrease was due primarily to market depreciation, and to a lesser extent, firmwide net outflows. By channel, net outflows were predominantly in Institutions, partially offset by net inflows to Private Wealth. There were no outflows resulting from AXA S.A.'s ongoing redemption of certain low-fee fixed income mandates. Year-to-date through September, these redemptions amounted to approximately $11.1 billion of the total expected redemptions of $14 billion.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At September 30, 2020				At Aug 31
					2020

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$51	$92	$46	$189	$193
Passive	25	32	1	58	62
Total Equity	76	124	47	247	255

Fixed Income
Taxable	156	82	15	253	256
Tax-Exempt	1	22	25	48	48
Passive	—	9	—	9	9
Total Fixed Income	157	113	40	310	313

Other(1)	56	6	12	74	75
Total	$289	$243	$99	$631	$643

	At August 31, 2020

Total	$297	$247	$99	$643

(1) Includes certain multi-asset services and solutions and certain alternative investments.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, integration of acquired companies, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2019 or subsequent Forms 10-Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of September 30, 2020, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 35.5% of AllianceBernstein and Equitable Holdings, Inc. ("EQH"), directly and through various subsidiaries, owned an approximate 65.3% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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